Exhibit 99.1

Contacts:	Investors:
Sujan Jain	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875
TRANSMETA ANNOUNCES $12.8 MILLION SECURITIES OFFERING
SANTA CLARA, CA. — September 21, 2007 — Transmeta Corporation (NASDAQ: TMTA) today announced an offering to sell securities to selected institutional investors for an aggregate price of $12,800,000. The offering is made pursuant to the Form S-3 shelf registration statement that was filed by Transmeta with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on July 20, 2007. The offering is expected to close on or about September 26, 2007, subject to the satisfaction of customary closing conditions. Transmeta intends to use the net proceeds from the offering to meet its working capital requirements and fund its operations.
The securities in the offering include up to 2,000,000 shares of Transmeta common stock and warrants to purchase up to 1,000,000 shares of Transmeta common stock, which securities are being offered in “units” at a price of $6.40 per unit. Each unit consists of one share of Transmeta common stock and a warrant to purchase 0.5 shares of Transmeta common stock at an exercise price of $9.00 per share for each share of common stock that the investor purchases in the offering.
A.G. Edwards & Sons, Inc. acted as exclusive placement agent for the offering.
The registration statement relating to these securities was filed with and has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus supplement together with the accompanying prospectus can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or from A.G. Edwards & Sons, Inc. at One North Jefferson, Saint Louis, Missouri 63116, (314) 955-3000.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, Transmeta first became known for designing, developing and selling its highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. Transmeta is presently focused on developing and licensing its advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing its computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.

Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and include statements relating to whether or not Transmeta will consummate the financing and the anticipated use of proceeds. The Company will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. The forward-looking statements in this press release involve risks and uncertainties specific to the nature of the financing, including, but not limited to, unanticipated changes in the securities market and competitive conditions. Other important risk factors that could have material or adverse effects on our results include practical difficulties in implementing our restructuring plan and modifying our business model, the potential loss of key technical and business personnel, uncertainty about the adoption and market acceptance of our technology offerings by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, difficulties in developing our technologies in a timely and cost effective manner, the risk that we have difficulties entering into strategic collaborations or raising financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q, and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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